Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

January 3, 2023

Pear Therapeutics, Inc. 200 State Street, 13th Floor Boston, MA 02109
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Pear Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof.
The Registration Statement provides for the offer and sale of up to $300,000,000 in aggregate offering price of the following securities: (i) shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) one or more series of the Company’s debt securities, which may be issued pursuant to an indenture between the Company, as issuer, and a trustee to be named therein (the “Trustee”), in the form attached as Exhibit 4.4 to the Registration Statement (as such indenture may be amended or supplemented from time to time, the “Indenture”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of the Company, in each case establishing the terms of each such series (collectively, the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of the foregoing, either individually or as units comprised of two or more securities (the “Warrants”), and (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants, which may or may not be separable from one another (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to as the “Securities.”
The Registration Statement includes two prospectuses that form part of the Registration Statement: (i) a base prospectus (the “Base Prospectus”) covering the offering, issuance and sale of up to $300,000,000 of Securities and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering the offering, issuance and sale of up to $150,000,000 of shares of Common Stock that may be issued and sold under the At the Market Offering Agreement, dated as of January 3, 2023, by and among the Company, H.C. Wainwright & Co., LLC and Virtu Americas LLC (such agreement, the “Sales Agreement,” such shares, the “Sales Agreement Shares” and each of H.C. Wainwright & Co., LLC and Virtu Americas LLC, a “Sales Agent”).

Pear Therapeutics, Inc.
January 3, 2023

The Base Prospectus provides that it will be supplemented in the future by one or more supplements to the Base Prospectus describing the Securities offered thereby and the terms of the offering (each, a “Prospectus Supplement”).

The Debt Securities and Preferred Stock may be exchangeable and/or convertible into other Securities. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent or directly issued by the Company to the purchasers of such Warrants. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent or directly issued by the Company to the purchasers of such Units. The Debt Securities, the Warrants and the Units are herein collectively referred to as the “Covered Securities.” The Indenture, the Warrant Agreements and the Unit Agreements are herein collectively referred to as the “Agreements.”
The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Securities Act, in amounts, at prices and on terms to be determined at the time of the offering thereof (and, in the case of the Sales Agreement Shares, in accordance with the terms of the Sales Agreement).
We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon the certificate of incorporation and bylaws of the Company in effect on the date hereof, as and in the forms certified to us by the Company. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed that the proceedings to be taken by the Company after the date hereof in connection with the authorization of the Indenture and the other Agreements and the authorization, issuance and sale of the Securities, and the terms of each issuance, will be in compliance with law. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
With respect to the Sales Agreement Shares, we have assumed that no more than 75,000,000 Sales Agreement Shares will be sold. We have further assumed that each Sales Agreement Share will be sold at a price that is not less than the par value per share of the Common Stock. We express no opinion with respect to the issuance of shares of Common Stock (including Sales Agreement Shares) or Preferred Stock to the extent that such issuance would exceed the number of shares then authorized and available for such issuance.
The opinions expressed below are limited to the Delaware General Corporation Law, and, with respect to the opinions set forth in paragraphs 3, 4, 5 and 6 below, the internal laws of the State of New York.

Pear Therapeutics, Inc.
January 3, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.    When an issuance of shares of Common Stock (other than Sales Agreement Shares) has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment of lawful consideration therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement(s), by such corporate action and by the terms of any underwriting, purchase or other agreement, instrument or Security relating to such issuance, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.    When a series of Preferred Stock has been duly authorized and established in accordance with the Delaware General Corporation Law and the terms of the Company’s Second Amended and Restated Certificate of Incorporation, and an issuance of shares of such series of Preferred Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment of lawful consideration therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement(s), by such corporate action and by the terms of any underwriting, purchase or other agreement, instrument or Security relating to such issuance, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3.    When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement(s), by such corporate action and by the terms of any underwriting, purchase or other agreement, instrument or Security relating to such issuance, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.    When a Warrant Agreement, if applicable, has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with any such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Warrant Agreement and in the manner contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement(s), by such corporate action and by the terms of any underwriting, purchase or other agreement, instrument or Security relating to such issuance, the Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Pear Therapeutics, Inc.
January 3, 2023

5.    When a Unit Agreement, if applicable, has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with any such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Unit Agreement and in the manner contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement(s), by such corporate action and by the terms of any underwriting, purchase or other agreement, instrument or Security relating to such issuance, the Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.    When issued and paid for in accordance with the terms and conditions of the Sales Agreement in the manner contemplated by the Registration Statement and the Sales Agreement Prospectus, the Sales Agreement Shares will be validly issued, fully paid and nonassessable.
Our opinions are subject to the qualification that we express no opinion regarding the applicability of, compliance with or effect of (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or (iv) public policy considerations that may limit the rights of parties to obtain certain remedies. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, forum, venue (including waivers of forum non conveniens), arbitration, remedies or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (e) the creation, validity, attachment, perfection or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law (including any waiver of rights or defenses in the Indenture), or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted

Pear Therapeutics, Inc.
January 3, 2023

into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (n) the severability, if invalid, of provisions to the foregoing effect and (o) compliance with any usury laws.
We have assumed that (i) each of the Covered Securities and the respective Agreements governing such Covered Securities will be governed by the internal laws of the State of New York, (ii) each of the Sales Agents is, and each of the parties to any Agreement other than the Company will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to perform its obligations under the Sales Agreement or such Agreement, as applicable, (iii) the Sales Agreement has been, and the Covered Securities and the Agreements will be, duly authorized, executed and delivered by the parties thereto other than the Company, (iv)  the Sales Agreement constitutes, and the Covered Securities and the Agreements will constitute, legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (v) the status of the Sales Agreement, the Covered Securities and the Agreements as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
This opinion is to be relied upon only in connection with the offer and sale of the Securities while the Registration Statement and any and all required post-effective amendments thereto are effective.
This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, in each case without our prior written consent.

Pear Therapeutics, Inc.
January 3, 2023

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Base Prospectus and the Sales Agreement Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Stacie Aarestad
a Partner